Exhibit 99.1

MIC

125 West 55th Street	Telephone	+1 212 231 1000

New York, NY10019	Facsimile	+1 212 231 1828

United States	Internet	www.macquarie.com/mic

MACQUARIE INFRASTRUCTURE CORPORATION ANNOUNCES AGREEMENT TO SELL MIC HAWAII; COMPLETES PURSUIT OF STRATEGIC ALTERNATIVES

•	Unitholders expected to receive $3.83 per unit at closing

•	Transaction expected to close in the first half of 2022

•	Proceeds from sales of IMTT, Atlantic Aviation and MIC Hawaii expected to total $52.18 per share; 35% premium to MIC share price prior to announcement of Strategic Alternatives process

NEW YORK, June 14, 2021 - Macquarie Infrastructure Corporation (NYSE: MIC) (“MIC” or “the Company”) today announced the culmination of its strategic alternatives process by signing a merger agreement with an affiliate of Argo Infrastructure Partners, LP (“Argo”). At closing the Company’s MIC Hawaii businesses will become a wholly-owned subsidiary of Argo for expected consideration of $3.83 per unit. The transaction is expected to close in the first half of 2022.

MIC Hawaii comprises primarily a combined regulated gas utility and unregulated distributor of propane, and several smaller businesses collectively engaged in efforts to reduce the cost and improve the reliability and sustainability of energy in Hawaii.

In October 2019, MIC announced its pursuit of strategic alternatives including a sale of the whole of the Company or its individual operating businesses. MIC launched the sales processes early in 2020.

In December 2020, MIC completed a sale of its bulk liquid storage terminal business, IMTT, for $2.67 billion. The proceeds were used to eliminate holding company level debt with the remainder distributed to shareholders as a special dividend of $11.00 per share in cash in January 2021.

In June 2021, MIC announced that it had agreed to sell its aviation services business, Atlantic Aviation, for $4.475 billion. The transaction is expected to close in the fourth quarter of 2021, following completion of the Company’s planned reorganization, and result in a cash distribution of approximately $37.35 per unit.

“Since 2018, our strategy has centered on enhancing the infrastructure characteristics of our businesses, improving their resilience and unlocking additional value for our shareholders,” said Christopher Frost, chief executive officer of MIC. “While COVID-19 lengthened the timeframe to complete these efforts, we are now transferring our businesses to private owners who recognize their improved resilience and growth potential. Subject to the successful closing of our two agreed transactions, we have delivered on our commitments and will return net proceeds to shareholders of $52.18 per share, representing a 35% premium to our share price prior to embarking on our pursuit of strategic alternatives.”

Merger Agreement

Under the terms of the merger agreement, at closing, Argo will pay the merger consideration to unitholders, and fund transaction costs and fund a disposition payment to MIC’s external manager of approximately $82 million if the merger closes on or before July 1, 2022 or $57 million if the merger closes after this date. The disposition payment was calculated in accordance with the Disposition Agreement between MIC and the Company’s external manager dated October 30, 2019.

The terms of the merger agreement correspond to an enterprise value for MIC Hawaii of $514 million including assumed debt and transaction costs resulting in multiple of 2021 Earnings Before Interest Taxes and Depreciation (EBITDA) of 12.9 times at the midpoint of Company guidance. The multiple reflects the steady improvement in the number of visitors to Hawaii, a primary driver of business performance, albeit visitor numbers have yet to recover to pre-COVID levels.

Unitholders are expected to receive $3.83 per unit net of an additional payment to the Company’s external manager if the merger closes on or before July 1, 2022. If the merger closes after this date, unitholders will receive consideration of $4.11 per unit.

The merger is expected to be completed in the first half of 2022 subject to customary approvals, including by the Hawaii Public Utilities Commission and by MIC shareholders and the prior closing of the previously announced sale of MIC's Atlantic Aviation business. MIC intends to seek shareholder approval for both the merger and the sale of Atlantic Aviation at a Special Meeting of Shareholders in 2021. Upon closing MIC will no longer be a publicly traded company.

Lazard and Evercore acted as financial advisors and White & Case LLP acted as legal advisor to MIC.

About MIC

MIC owns and operates businesses providing basic services to customers in the United States. Its businesses consist of an airport services business, Atlantic Aviation, and entities comprising an energy services, production and distribution segment, MIC Hawaii. For additional information, please visit the MIC website at www.macquarie.com/mic.

MIC is not an authorized deposit-taking institution for the purposes of the Banking Act 1959 (Commonwealth of Australia). The obligations of MIC do not represent deposits or other liabilities of Macquarie Bank Limited ABN 46 008 583 542 (MBL). MBL does not guarantee or otherwise provide assurance in respect of the obligations of MIC.

Important Information For Investors And Stockholders

In connection with the proposed transaction, Macquarie Infrastructure Corporation (the “Company”) intends to file a proxy statement with the Securities and Exchange Commission (“SEC”), the definitive version of which will be mailed to stockholders of the Company. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders are able to obtain free copies of the proxy statement and other documents filed with the SEC by the Company through the website maintained by the SEC at https://www.sec.gov. Copies of the documents filed with the SEC by the Company will also be available free of charge on the Company website at www.macquarie.com/mic or by writing to us at 125 West 55th Street, New York, New York 10019, United States of America, Attention: Investor Relations.

Certain Information Regarding Participants

The Company and its directors and executive officers may be considered participants in the solicitation of proxies in connection with the merger. Information about the directors and executive officers of the Company is set forth in its Annual Report on Form 10-K for the year ended December 31, 2020, which was filed with the SEC on February 17, 2021, and its definitive proxy statement for its 2021 annual meeting of stockholders, which was filed with the SEC on March 29, 2021. Other information regarding the participants of the Company in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC regarding the transaction when they become available.

Disclaimer on Forward Looking Statements

This communication contains forward-looking statements. The Company may, in some cases, use words such as “project,” “believe,” “anticipate,” “plan,” “expect,” “estimate,” “intend,” “should,” “would,” “could,” “potentially” or “may” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Such statements include, among others, those concerning the Company’s expected financial performance and strategic and operational plans, statements regarding potential sales of the Company’s operating businesses (including the Company’s proposed reorganization) and the anticipated uses of any proceeds therefrom, statements regarding the anticipated specific and overall impacts of the COVID-19 pandemic, as well as all assumptions, expectations, predictions, intentions or beliefs about future events. Forward-looking statements in this communication are subject to a number of risks and uncertainties, some of which are beyond the Company’s control, including, among other things: changes in general economic or business conditions; the ongoing impact of the COVID-19 pandemic; the Company’s ability to complete the sale of the Company or its operating businesses on favorable terms; the Company’s ability to service, comply with the terms of and refinance debt; its ability to retain or replace qualified employees; in the absence of a sale or sales of its businesses, its ability to complete growth projects, deploy growth capital and manage growth, make and finance future acquisitions and implement its strategy; the regulatory environment; demographic trends; the political environment; the economy, tourism, construction and transportation costs; air travel; environmental costs and risks; fuel and gas and other commodity costs; the Company’s ability to recover increases in costs from customers; cybersecurity risks; work interruptions or other labor stoppages; risks associated with acquisitions or dispositions; litigation risks; reliance on sole or limited source suppliers, risks or conflicts of interests involving the Company’s relationship with the Macquarie Group; and changes in U.S. federal tax law. These and other risks and uncertainties are described under the caption “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and in its other reports filed from time to time with the SEC.

The Company’s actual results, performance, prospects, or opportunities could differ materially from those expressed in or implied by the forward-looking statements. Additional risks of which the Company is not currently aware could also cause its actual results to differ. In light of these risks, uncertainties, and assumptions, you should not place undue reliance on any forward-looking statements. The forward-looking events discussed in this communication may not occur. These forward-looking statements are made as of the date of this communication. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

For further information, please contact:

Investors	Media
Jay A. Davis	Lee Lubarsky
Investor Relations	Corporate Communications
+1 212-231-1825	+1 212-231-2638